Exhibit 99.1

JanOne Announces Closing of $6.0 Million Common Stock Offering

Net proceeds will help support planning of clinical trials for JAN101, the company’s lead drug candidate

LAS VEGAS, February 2, 2021 /PRNewswire/ — JanOne Inc. (Nasdaq: JAN), a company focused on developing treatments for conditions that cause severe pain and drugs with non-addictive, pain-relieving properties, today announced the closing of previously announced its securities offering with gross proceeds of $6.0 million. The registered direct offering resulted in the sale by the company of an aggregate of 571,428 shares of common stock to certain institutional investors at a purchase price of $10.50 per share. The company intends to use the net proceeds from the offering for working capital and general corporate purposes, including planning of clinical trials for JAN101, the company’s lead drug candidate.

“The successful closing of this offering is a testament to the confidence that our investors have in our long-term growth strategy and our pursuit in developing high-value assets for our proprietary drug platform potentially to treat peripheral artery disease,” said Tony Isaac, President and Chief Executive Officer of JanOne. “We thank our stockholders for their trust in us, and we will continue to work tirelessly for them, our team, and the medical community.”

A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

The shares were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-251645) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering was filed with the SEC on February 2, 2021. Electronic copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022 or by email at prospectus@allianceg.com. The offering of shares of common stock was made only by means of a prospectus supplement that forms a part of the registration statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About JanOne

JanOne (NASDAQ: JAN) is focused on developing treatments for diseases that cause severe pain. By alleviating pain at the source, JanOne aims to reduce the need for opioid prescriptions to treat disease associated pain that can lead to opioid abuse. The company is also exploring solutions for non-addictive pain medications. Its lead candidate JAN101 is for treating peripheral artery disease (“PAD”), a condition that affects over 8.5 million Americans. JAN101 demonstrated positive results in a Phase 2a clinical trial, and Phase 2b trials are expected to begin in early 2021. JanOne is dedicated to funding resources toward innovation, technology, and education for PAD, associated vascular conditions and neuropathic pain. JanOne continues to operate its legacy businesses under their current brand names, which are undergoing review to determine appropriate strategic alternatives. For more information, visit www.janone.com.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, including statements relating to the potential treatment by the company of peripheral artery disease. These forward-looking statements can be identified by terminology such as “will,” “aims,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. JanOne may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases, and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and other SEC filings (available at http://www.sec.gov). JanOne undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Investor Relations & Media Contact

IR@Janone.com

1 (800) 400-2247